SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                     SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)         PRICE(2)
 COMMON STOCK-NIKU CORPORATION
          GAMCO INVESTORS, INC.
                       7/22/05           10,228            20.9198
                       7/21/05            8,900            20.9200
	    GABELLI SECURITIES, INC.
          	GABELLI ASSOCIATES LTD
                       7/21/05            9,157            20.9200
          	GABELLI ASSOCIATES FUND
                       7/21/05            8,700            20.9200
           GABELLI FUNDS, LLC.
               GABELLI ABC FUND
                       7/22/05          100,000            20.9367

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.